Exhibit 99.1

AVENTINE RENEWABLE ENERGY HOLDINGS, INC. ANNOUNCES

APPOINTMENT OF CEO AND CFO

DALLAS,TX — November 22, 2011 — Aventine Renewable Energy Holdings, Inc. (OTCBB:AVRW), announced today that John Castle has been appointed President and Chief Executive Officer of the Company. Mr. Castle will also serve as a member of the Board of Directors.  Mr. Castle has been serving as Interim CEO since August 19, 2011. Mr. Castle originally joined the Company as CFO in April last year and on July 20, 2011, was also promoted to the positions of Executive Vice President and Chief Operating Officer.  Prior to joining the Company, Mr. Castle served in a number of operational and financial leadership positions, including executive roles in the ethanol industry.

The Company also announced today the appointment of Calvin Stewart as Chief Financial Officer.  Mr. Stewart, who has been serving as Interim CFO since August 19, 2011, joined the Company in September last year and was appointed Chief Accounting and Compliance Officer on November 12, 2010.  Over his nearly 20 year career, Mr. Stewart has held a variety of finance and accounting leadership positions, including serving as Chief Financial Officer of an ethanol manufacturing company.

About Aventine Renewable Energy

Aventine is a leading producer of ethanol. Through our production facilities, we market and distribute ethanol to many of the leading energy companies in the U.S. In addition to producing ethanol, our facilities also produce several by-products, such as distillers grain, corn gluten meal and feed, corn germ and grain distillers dried yeast, which generate revenue and allow us to help offset a significant portion of our corn costs.

Forward Looking Statements

Certain information included in this press release may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negatives of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that may cause Aventine’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include our ability to obtain and maintain normal terms with vendors and service providers, our estimates of allowed general unsecured claims, unliquidated and contingent claims and estimations of future distributions of securities and allocations of securities among various categories of claim holders, our ability to maintain contracts that are critical to our operations, our ability to attract and retain customers, our ability to fund and execute our business plan and any ethanol plant expansion or completion projects, our ability to receive or renew permits to construct or commence operations of our proposed capacity additions in a timely manner, or at all, laws, tariffs, trade or other controls or enforcement practices applicable to our operations, changes in weather and general economic conditions, overcapacity within the ethanol, biodiesel and petroleum refining industries, availability and costs of products and raw materials, particularly corn, coal and natural gas and the subsequent impact on margins, our ability to raise additional capital and secure additional financing, our ability to service our debt or comply with our debt covenants, our ability to attract, motivate and retain key employees, liability resulting from actual or potential future litigation or the outcome of any litigation with respect to our auction rate securities or otherwise, and plant shutdowns or disruptions.

Contact:

Aventine Renewable Energy Holdings, Inc.
Calvin Stewart

Chief Financial Officer

Ph:   214-451-6766

Fax: 214-451-6799